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                                                                   EXHIBIT 10.11

                        QUALIFIED STOCK OPTION AGREEMENT

                                O.I. CORPORATION
                        2003 INCENTIVE COMPENSATION PLAN

      THIS QUALIFIED STOCK OPTION AGREEMENT (the "Agreement") is effective this _____ day of ______________, 2003, between O.I. Corporation, an Oklahoma corporation (the "Company") and,___________________ an employee of the Company or one or more of its Affiliates (the "Optionee"). All capitalized terms not otherwise defined herein shall have the meaning set forth in the OI Corporation 2003 Incentive Compensation Plan (the "Plan").

                                   WITNESSETH:

      WHEREAS, the Company desires to carry out the purposes of the Plan by affording the Optionee the opportunity to purchase shares of Stock;

      NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

      1. Grant of Option. The Company hereby grants to the Optionee the right and option (the "Option") to purchase an aggregate of ___________ Shares, such Shares being subject to adjustment as provided in Section 9 of the Plan, on the terms and conditions therein set forth. This Option is intended to be treated as an option which qualifies as an "incentive stock option" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

      2. Option Exercise Price. The purchase price of the Shares subject to the Option shall be ___________ per Share.

      3. Exercise of Option. Unless expired as provided in the Plan or Paragraph 5 below, this Option may be exercised from time to time after the date first set forth above (the "Date of Grant") to the extent of Shares that have vested in accordance with the earliest to occur of the vesting rules set forth below. The Optionee's right to exercise the Option accrues only in accordance with the following vesting rules and only to the extent the Optionee remains in the continuous employ or service of the Company or an Affiliate. The Optionee's employment or service with the Company and its Affiliates will be considered to continue during a leave of absence to the extent so provided in the personnel policies of the Company and its Affiliates, as applicable.

            (a) The Option shall vest in accordance with the following vesting schedule:

                  1st Anniversary of Date of Grant:             ______Shares
                  2nd Anniversary of Date of Grant:             ______Shares
                  3rd Anniversary of Date of Grant:             ______Shares

            (b) The Option shall vest with respect to 100% of the Shares subject to the Option immediately upon the date of the occurrence of a Change in Control; and

            (c) The Option shall vest with respect to 100% of the Shares subject to the Option upon the Optionee's death or permanent disability.

      4.    Manner of Exercise, Payment of Purchase Price.

            (a) Subject to the terms and conditions of this Agreement and the Plan, the Option shall be exercised by written notice to the Company at its principal office. Such notice shall state the election to

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      exercise the Option and specify the number of Shares to be purchased. Such notice of exercise shall be signed by the Optionee and shall be irrevocable when given.

            (b) The notice of exercise shall be accompanied by full payment of the purchase price for the Shares to be purchased. The purchase price may be paid in any form permitted by the Plan. Subject to prior approval by the Committee in its discretion, the purchase price and any applicable taxes required to be withheld by the Company may be paid by withholding Shares which otherwise would be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the total purchase price plus any such applicable taxes. In the event the Optionee wishes to pay all or any portion of the purchase price in any form other than cash or certified funds, the Optionee shall, not less than seven (7) days prior to the date of exercise, give written notice to the Secretary of the Company requesting approval of such payment method, setting forth the particulars of the proposed payment method. The Committee shall approve, disapprove or modify the proposed payment method within seven (7) days of its receipt of the request.

            (c) Upon receipt of the purchase price, and subject to the terms of Paragraph 9 hereof, the certificate or certificates representing the Shares purchased shall be issued in the name of the person or persons so exercising the Option. If the Option shall be exercised by the Optionee and, if the Optionee shall so request in the notice exercising the Option, the Shares shall be issued in the name of the Optionee and another person as joint tenants with right of survivorship, and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

      5. Expiration of Option. The option shall expire and become null and void upon the first to occur of the following dates: (a) if the Optionee leaves the employ or service of the Company and its Affiliates other than as the result of permanent disability, death, or termination for Cause, the expiration of three months after the Optionee ceases to be employed by or retained in the service of the Company or an Affiliate; (b) if the Optionee is permanently disabled or dies while in the employ or service of the Company or an Affiliate (or within three months thereafter in the case of death), the expiration of twelve months from the date of termination of employment or service due to Disability or death; (c) if the Optionee is terminated by the Company or an Affiliate for Cause, the date of such termination of the Optionee's employment or service; or (e) a period of ten years shall have lapsed since the Date of Grant.

      6. Adjustments of Shares Subject to Option. The Shares subject to the Option shall be adjusted from time to time as set forth in Section 9 of the Plan. The determination of any such adjustment by the Committee shall be final, binding and conclusive.

      7. No Contract. This Agreement does not constitute a contract for employment or service and shall not affect the right of the Company and its Affiliates to terminate the Optionee's employment or service for any reason or no reason whatsoever.

      8. Rights as Stockholder. This Option shall not entitle the Optionee to any rights of a stockholder of the Company or to any notice of proceedings of the Company with respect to any Shares issuable upon exercise of this Option unless and until the Option has been exercised for such Shares and such Shares have been registered in the Optionee's name upon the stock records of the Company.

      9. Restriction on Issuance of Shares. The Company shall not be required to issue or deliver any certificates for Shares purchased upon the exercise of an Option prior to: (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable; (ii) the completion of any registration or other qualification of such Shares under any state or federal law or ruling or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable; and (iii) the determination by the Committee that the Optionee has tendered to the Company any federal, state or local tax owed by the Optionee as a result of exercising the Option when the Company has a legal liability to satisfy such tax. In addition, if the Stock reserved for issuance upon the exercise of Options shall not then be registered under the Securities Act, the Company may upon the Optionee's exercise of an Option, require the Optionee or his permitted transferee to represent in writing that the Shares being acquired are for investment and not

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with a view to distribution, and may mark the certificate for the Shares with a legend restricting transfer and may issue stop transfer orders relating to such certificate to the Company's transfer agent (if applicable). The issuance of Shares pursuant to the exercise of the Option is subject to Section 3 of the Plan.

      10. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereto.

      11. Satisfaction of Claims. Any payment or issuance or transfer of Shares to the Optionee (or the Optionee's legal representative, heir, legatee, or distributee) in accordance with this Agreement shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Committee may require any such person, as a condition precedent to such payment, issuance, or transfer, to execute a release and receipt in the form determined by the Committee.

      12. Governing Instrument and Entire Agreement. This Option and any Shares issued hereunder shall in all respects be governed by the terms and provisions of the Plan. In the event of a conflict between the terms of this Agreement and the terms of the Plan (a copy of which is attached), the terms of the Plan shall control. There are no oral agreements between the parties relating to the subject matter hereof, and this Agreement and the terms of the Plan constitute the entire agreement of the parties with respect to the subject matter hereof. Except as provided in the Plan, this Agreement may not be amended except by written agreement executed by the Company and the Optionee.

                                                  O.I. Corporation

                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________


Accepted and Agreed:

OPTIONEE:

_________________________________
Name                                               Date:____________________